77.Q1a
	Certificate of Establishment and Designation
	CREDIT SUISSE COMMODITY STRATEGY FUNDS
	Certificate of Designation of Series
		for
	Credit Suisse Gold and Income Strategy Fund

      The undersigned trustees, constituting at least a majority of the trustees of Credit Suisse Commodity Strategy Funds, a Delaware statutory trust (the "Trust"), do hereby establish and designate pursuant to Section 2.6 of the Trust Instrument of the Trust dated May 18, 2004, as amended to date
(the "Trust Instrument"), a Series of the Trust to be known as Credit Suisse Gold and Income Strategy Fund
(the "Designated Series") and one Class of such Designated Series as follows: Investor Class (the "Designated Class").

      1. 	Rights, Preferences and Characteristics.  The
Designated Series and the Designated Class shall have the relative rights, preferences and characteristics described in the Declaration and the Trust's then currently effective registration statement under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the Designated Series and the Designated Class. Any rights, preferences, qualifications, limitations and restrictions with respect to Series or Classes generally that are set forth in the Trust Instrument shall apply to the Designated Series and the Designated Class unless otherwise specified in the Registration Statement, in which case those specified in the Registration Statement shall control.

      2.	Authorization of Officers.  The officers of the
Trust are authorized and directed, to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests or other instruments, make such payments and to do any and all things that in their discretion may be necessary or advisable to effect the matters referenced herein and as may be necessary or advisable for the conduct of the business of the Trust.

      3.	Incorporation of Defined Terms.  Capitalized
terms which are not defined herein shall have the meaning ascribed to those terms in the Trust Instrument.



IN WITNESS WHEREOF, the undersigned trustees of the Trust have executed this Certificate of Establishment and Designation in accordance with Section 3811(a)(2) of the Act.

/s/Enrique R. Arzac
Enrique R. Arzac, as Trustee

/s/Jeffrey E. Garten
Jeffrey E. Garten, as Trustee

/s/Steven N. Rappaport
Steven N. Rappaport, as Truste